Certification Under Section 906 of Sarbanes-Oxley Act of 2002

Name of Registrant: Thrivent ETF Trust

In connection with the Report on Form N-CSR for the above-named issuer, the undersigned hereby certify, to the best of their knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: November 25, 2025	/s/ Michael W. Kremenak
Michael W. Kremenak
President
(principal executive officer)

Date: November 25, 2025	/s/ Sarah L. Bergstrom
Sarah L. Bergstrom
Treasurer and Principal Accounting Officer
(principal financial officer)